UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

PEAR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39969	85-4103092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 State Street, 13th Floor

Boston, MA 02109

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (617) 925-7848

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PEAR.W	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Overview

On December 3, 2021, (the “Closing Date”) Thimble Point Acquisition Corp., a Delaware corporation (“THMA”), consummated the previously announced business combination pursuant to the terms of the business combination agreement, dated June 21, 2021 (the “Business Combination Agreement”) with Oz Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of THMA (“Merger Sub”), and Pear Therapeutics, Inc., a Delaware corporation (“Pear US”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Pear US, with Pear US surviving the merger as a wholly-owned subsidiary of THMA with the new name Pear Therapeutics (US), Inc. (the “Merger” or “Business Combination”). In connection with the consummation of the Merger on the Closing Date, THMA changed its name from THMA to Pear Therapeutics, Inc. (the “Combined Company”). Certain terms used in this Current Report on Form 8-K have the meaning as set forth in the Combined Company’s definitive proxy statement/final prospectus dated October 26, 2021 (the “Proxy Statement/Prospectus”), and filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2021.

At the special meeting of the THMA shareholders held on November 30, 2021 (the “Special Meeting”), the THMA shareholders considered and adopted, among other matters, the Business Combination Agreement and the other proposals related thereto described in the Proxy Statement/Prospectus.

Pursuant to the terms of the Business Combination Agreement, each Pear US Common Share that was issued and outstanding immediately prior to the Closing, after giving effect to the conversion of all issued and outstanding Pear US Preferred Shares to Pear US Common Shares, were canceled and converted into the right to receive a number of shares of the Combined Company’s Class A common stock, par value $0.0001 per share (“Pear Class A Common Shares”) equal to the number of shares of Pear US Common Shares multiplied by the exchange ratio of approximately 1.47. In addition, all outstanding equity awards of Pear US were converted into equity awards of Pear Class A Common Shares with the same terms and conditions adjusted by the exchange ratio of approximately 1.47.

In connection with the Merger, THMA completed the sale and issuance of 10,280,000 Pear Class A Common Shares in a fully committed common stock private placement (inclusive of the Forward Purchase Assignment) and at a purchase price of $10.00 per share. In addition, upon the Closing of the Merger, THMA completed the sale and issuance of 6,387,026 Pear Class A Common Shares equal to a purchase price of $10.00 per share to KLP SPAC 1 LLC (the “Anchor Investor”) in connection with the Forward Purchase Agreement (as described below), as amended.

Gross proceeds from the Merger totaled approximately $175.0 million which included funds held in THMA’s trust account (after giving effect to redemptions), proceeds from the PIPE investment of $102.8 million (inclusive of the Forward Purchase Assignment), and proceeds of $63.9 million from the Amended Forward Purchase Agreement and transaction costs totaled approximately $33.2 million.

Business Combination Agreement

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) holders of Pear US Common Shares, Pear US Preferred Shares and Pear US Vested-In-The-Money Options received an aggregate of 120,000,000 shares of THMA Class A common stock, par value of $0.0001 per share (“THMA Class A Common Shares”), at a price of $10.00 per share, and (ii) holders of Pear US Common Shares and Pear US Preferred Shares received the contingent right to receive up to 12,395,625 additional THMA Class A Common Shares (the “THMA Earn-Out Shares”) upon the achievement of certain earn-out targets.

At the Effective Time:

(i)

Each share of Pear US’s common stock, par value $0.0001 per share (each, a “Pear US Common Share”), issued and outstanding as of immediately prior to the Effective Time (excluding shares owned by Pear US as treasury stock or dissenting shares) was canceled and converted into (x) the right to receive the Per Share Upfront Consideration and (y) the contingent right to receive Earn-Out Shares as set forth in a Consideration Schedule (with respect to each Pear US Common Share, together, the “Per Share Consideration” and with respect to all Pear US Common Shares and Pear US Preferred Shares, (as defined below) in the aggregate, the “Merger Consideration”). The “Per Share Upfront Consideration” is equal to such number of THMA’s Class A Common Shares equal to (i) $1,200,000,000 divided by $10.00 divided by (ii) the total number of Pear US Common Shares outstanding immediately prior to the Effective Time, expressed on an as-exercised and as-converted to Pear US Common Shares basis (including any Pear US Common Shares underlying Pear US Vested In-the-Money Options (on a net exercise basis) or Pear US Preferred Shares) (the “Pear US Outstanding Shares”).

(ii)

Each share of Pear US’s preferred stock, par value $0.0001 per share (each, a “Pear US Preferred Share”), issued and outstanding as of immediately prior to the Effective Time was canceled and converted into the right to receive Per Share Consideration in respect of such number of Pear US Preferred Shares as set forth on a Consideration Schedule.

(iii)

Each option to purchase Pear US Common Shares that is unexercised and outstanding as of immediately prior to the Effective Time and that has a per share exercise price less than the Per Share Upfront Consideration multiplied by $10.00 (each, a “Pear US In-the-Money Option”) was cancelled in exchange for an option to purchase a number of THMA Class A Common Shares (the “Rollover Options”) as set forth on the Consideration Schedule at an exercise price as set forth in the Consideration Schedule.

(iv)

No warrants to purchase Pear US Common Shares (“Pear US Warrants”) were outstanding as of immediately prior to the Effective Time and, as such, no Pear US Warrants were converted into warrants to acquire THMA Class A Common Shares.

The “Consideration Schedule” sets forth (a) the portion of the Merger Consideration to which a holder of Pear US Common Shares or Pear US Preferred Shares, as applicable, would be entitled to receive on a proportionate, as-converted basis and (b) with respect to the conversion of Pear US In-the-Money Options to options to purchase THMA Class A Common Shares, such equitable adjustments to the number of shares and the exercise price to reflect the Merger and the price per THMA Class A Common Share.

A description of the Business Combination and the terms of the Business Combination Agreement are included in Proxy Statement/Prospectus. The foregoing description is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

PIPE Investment

On the Closing Date, certain investors (the “PIPE Investors”) purchased from the Combined Company an aggregate of 10,280,000 shares of THMA Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $102,800,000, pursuant to separate subscription agreements entered into and effective as of June 21, 2021 (each a “Subscription Agreement”) and the Forward Purchase Assignment (as described below). Pursuant to the Subscription Agreements, the Combined Company granted certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination (the “Closing”). The obligations to consummate the transactions contemplated by the Subscription Agreements were conditioned upon customary closing conditions, including the consummation of the transactions contemplated by the Business Combination Agreement, including the Merger. A description of the Subscription Agreements is included in the Proxy Statement/Prospectus beginning on page 295 in the section titled “Other Agreement - Subscription Agreements”.

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the form of subscription agreements attached hereto as Exhibit 10.7, which is incorporated herein by reference.

Forward Purchase Agreement

In connection with the execution of the Business Combination Agreement, THMA entered into an amendment to its forward purchase agreement dated as of February 1, 2021 (as amended, the “Amended Forward Purchase Agreement”) with KLP SPAC 1 LLC (the “Anchor Investor”), pursuant to which the Anchor Investor has agreed to purchase, and THMA has agreed to sell to the Anchor Investor, such number of THMA Class A Common Shares equal to the sum of (x) 2,300,000 and (y) such additional THMA Class A Common Shares as the Anchor Investor may elect to purchase up to the lesser of (A) the number of THMA Class A Common Shares redeemed by THMA’s Public Stockholders and (B) 2,700,000, in each case, for a purchase price of $10.00 per share (such purchase and sale, the “Forward Purchase”). The obligations to consummate the transactions contemplated by the Amended Forward Purchase Agreement were conditioned upon customary closing conditions, including the consummation of the transactions contemplated by the Business Combination Agreement, including the Merger.

The Amended Forward Purchase Agreement is described in the Proxy Statement/Prospectus on page 296 in the section titled “Other Agreements - Amended Forward Purchase Agreement”. The foregoing description of the Amended Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Forward Purchase Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

On November 14, 2021, THMA entered into an amendment to the Amended Forward Purchase Agreement (the “Second Amendment to the Forward Purchase Agreement”) pursuant to which, among other things, the Anchor Investor increased its binding forward purchase commitment (the “Backstop”), subject to cutback, from $23.0 million to up to $73.0 million and removed any optional element to the Backstop. The Backstop was subject to certain reductions if gross transaction proceeds exceeded each of $175.0 million and $250.0 million, respectively. The Anchor Investor was permitted to offer PIPE Investors the opportunity to participate in the Backstop in an amount up to $23.0 million, subject to cutback if proceeds exceeded $175.0 million. As consideration for committing to fund the Backstop, THMA and Pear US agreed with LJ10 LLC (the “Sponsor”) to release certain THMA Class B common stock, par value $0.0001 per share (the “THMA Class B Shares”) and THMA warrants held by the Sponsor from certain earn-out conditions in connection with the Business Combination.

The Second Amendment to the Forward Purchase Agreement is described in the Combined Company’s Current Report on Form 8-K filed with the Commission on November 15, 2021. The foregoing description of the Second Amendment to the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Forward Purchase Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

On December 2, 2021, THMA entered into the Forward Purchase Agreement Assignment (the “Forward Purchase Assignment”) pursuant to which, among other things, the Anchor Investor assigned its right to purchase 500,000 shares of THMA Class A Common Stock to a PIPE Investor. The foregoing description of the Forward Purchase Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Purchase Assignment, a copy of which is attached as Exhibit 10.32 hereto, and the terms of which are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Combined Company, THMA, the Sponsor, certain stockholders of THMA and certain former stockholders of Pear US entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), dated as of December 3, 2021. The terms of the A&R Registration Rights Agreement are described in the Proxy Statement/Prospectus on page 296 in the section titled “Other Agreements - Registration Rights Agreement”.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

PIPE Lock-Up Agreements

In connection with the Business Combination, on November 14, 2021, certain PIPE Investors entered into lock-up agreements (each a “Lock-Up Agreement”) with THMA, pursuant to which the PIPE Shares held by the PIPE Investors will be subject to resale and transfer restrictions for a period of 180 days after the Closing, subject to customary exceptions.

The terms of the Lock-Up Agreements are described in the Combined Company’s Current Report on Form 8-K filed with the Commission on November 15, 2021. The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the form of the lock-up agreement, which is filed as Exhibit 10.18 hereto and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Combined Company entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Combined Company to indemnify its directors and officers for certain reasonable expenses, including attorneys’ fees and retainers, court costs, witness and expert costs, incurred by a director or officer in any action or proceeding and any appeal to an action or proceeding arising out of their services as one of the Company’s directors or executive officers and any other company or enterprise to which the person provides services at the Combined Company’s request. The indemnification agreements entered into by Messrs. Schwab and Lynch also provided certain indemnification rights to the entities with which they are affiliated.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, copies of which are attached hereto as Exhibits 10.16 and 10.31 and are incorporated herein by reference.

Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

On December 3, 2021, the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) became effective. At the Special Meeting, the THMA shareholders approved the 2021 Plan. The 2021 Plan allows the Combined Company to make equity and equity-based incentive awards to employees, non-employee directors, and consultants. The 2021 Plan will be administered by the Board of Directors of the Combined Company (the “Board”), the compensation committee of the Board (the “Compensation Committee”), or such other similar committee pursuant to the terms of the 2021 Plan. The plan administrator, which initially is the Compensation Committee, has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make a combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan. Persons eligible to participate in the 2021 Plan are the officers, employees, non-employee directors, and consultants of the Combined Company and its affiliates as selected from time to time by the plan administrator at its discretion. As of December 3, 2021, approximately 301 individuals will be eligible to participate in the 2021 Plan, which includes approximately 18 officers, 275 employees who are not officers, six non-employee directors, and two consultants.

A total of 32,000,000 Pear Class A Common Shares are initially reserved for issuance under the 2021 Plan. The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022 and ending in 2031, by 5% of the outstanding number of Pear Class A Common Shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. No awards may be granted under the 2021 Plan after December 3, 2031, and awards of incentive stock options may not be granted after June 24, 2031.

A more complete summary of the terms of the 2021 Plan is set forth beginning on page 117 of the Proxy Statement/Prospectus in the section titled “Proposal No. 6 - The 2021 Stock Option and Incentive Plan Proposal.” That summary and the foregoing description of the 2021 Plan are qualified in their entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan

On December 3, 2021, the Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) became effective. At the Special Meeting, the THMA shareholders approved the 2021 ESPP. The 2021 ESPP is initially administered by the Compensation Committee. The Compensation Committee has the authority to make, administer, and interpret such rules and regulations regarding the 2021 ESPP as it deems advisable. The 2021 ESPP complies with Section 423 of the Internal Revenue Code. A participant in the 2021 ESPP generally recognizes no taxable income either as a result of participation in the 2021 ESPP or upon exercise of an option to purchase Pear Class A Common Shares under the terms of the 2021 ESPP. Any employee of the Combined Company is eligible to participate in the 2021 ESPP so long as the employee is customarily employed for more than 20 hours a week and has been employed for at least three months on the first day of the applicable period.

A total of 1,800,000 Pear Class A Common Shares are reserved and authorized for issuance under the 2021 ESPP. The 2021 ESPP provides that the number of Pear Class A Common Shares are reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of 3,600,000 shares of the Combined Company’s Common Stock, 5% of the outstanding number of Pear Class A Common Shares on the immediately preceding December 31, or such lesser amount as determined by the Compensation Committee, as plan administrator.

A more complete summary of the terms of the 2021 ESPP is set forth beginning on page 122 of the Proxy Statement/Prospectus in the section titled “Proposal No. 7 - The 2021 Employee Stock Purchase Plan.” That summary and the foregoing description of the 2021 ESPP are qualified in their entirety by reference to the text of the 2021 ESPP, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K. The material provisions of the Business Combination Agreement are described in the Final Proxy Statement/Prospectus in the section titled “The Business Combination Agreement”, which description is incorporated herein by reference.

As previously reported in the Current Report on Form 8-K filed with the Commission on October 26, 2021, THMA held the Special Meeting on November 30, 2021. At the Special Meeting, the shareholders considered and adopted, among other matters, the Business Combination Agreement, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement/Prospectus. Prior to the Special Meeting, certain holders of THMA Class A Common Shares exercised their right to redeem 26,767,101 THMA Class A Common Shares for cash at a price of $10.00 per share. The per share redemption price of $10.00 for holders of THMA Class A Common Shares electing redemption was paid out of THMA’s trust account.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

•	Merger Sub merged with and into Pear US, with Pear US surviving as a wholly-owned subsidiary of the Combined Company;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of Pear US Common Shares, which shares shall constitute the only outstanding shares of capital stock of Pear US to be held by the Combined Company;

•

all issued and outstanding shares of Pear US’ capital stock (other than shares held by the Combined Company) converted at a ratio of approximately 1.47 into an aggregate of 113,399,293 Pear Class A Common Shares.

•	all shares of Pear US’ capital stock held in treasury were canceled without any conversion thereof;

•

all of the outstanding options of Pear US to acquire Pear US Common Shares were assumed by the Combined Company and converted at a ratio of approximately 1.47 into options to acquire an aggregate of approximately 18,713,285 Pear Class A Common Shares;

•	all of the 6,900,000 outstanding shares of THMA Class B Shares, held by the Sponsor and the former independent directors of THMA converted into an aggregate of 6,900,000 Pear Class A Common Shares;

•

all of the remaining outstanding THMA units were separated, pursuant to their terms, into one Pear Class A Common Shares and one-third (1/3) of one redeemable warrant (and THMA’s units ceased trading on the Nasdaq);

•

the Combined Company issued an aggregate of 10,280,000 Pear Class A Common Shares to the PIPE Investors (inclusive of the Forward Purchase Assignment) pursuant to the closing of the PIPE Investment; and

•	the Combined Company issued an aggregate of 6,387,026 Pear Class A Common Shares to the Anchor Investor, pursuant to the Forward Purchase Agreement, as amended.

As of the Closing Date and following the completion of the Business Combination, the Combined Company had the following outstanding securities:

•	137,799,218 Pear Class A Common Shares;

•

5,013,333 warrants to purchase approximately 5,013,333 Pear Class A Common Shares, each exercisable beginning on February 4, 2022 at a price of $11.50 per share, issued in connection with the THMA initial public offering and are held by the Sponsor (the “Private Warrants”); and

•

9,199,612 warrants of to purchase approximately 9,199,612 Pear Class A Common Shares, each exercisable beginning on February 4, 2022 at a price of $11.50 per share (the “Warrants”), issued in connection with THMA’s initial public offering.

On December 6, 2021, the Pear Class A Common Shares, and the Combined Company’s warrants were listed on Nasdaq under the new trading symbols “PEAR” and “PEAR.W”, respectively. As of the Closing Date and after giving effect to the Transactions and the redemptions, the Combined Company’s directors and executive officers and affiliated entities beneficially owned approximately 30.6% of the outstanding Pear Class A Common Shares, and the former security holders of THMA beneficially owned approximately 10.2% of the outstanding Pear Class A Common Shares.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Combined Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Business Combination, the Combined Company ceased to be a shell company. Accordingly, the Combined Company, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Combined Company as a post-Business Combination company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Business Combination, the Company became a holding company whose only assets consist of equity interests in Pear US.

Forward-Looking Statements

This Current Report on Form 8-K, and some of the information incorporated by reference, includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of the Combined Company. These statements are based on the beliefs and assumptions of the management of the Combined Company. Although the Combined Company believes that their respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

•	our ability to realize the benefits expected from the Business Combination;

•	the projected financial information, growth rate, and market opportunity of the Combined Company;

•	the ability to maintain the listing of our Pear Class A Common Shares on the Nasdaq Stock Market, and the potential liquidity and trading of such securities;

•	our ability to grow and manage growth profitably;

•	our ability to raise financing in the future, if and when needed;

•	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors;

•	our prescription digital therapeutics’ ability to achieve and maintain market acceptance and adoption by patients and physicians;

•	our ability to obtain or maintain adequate payor coverage and reimbursement for our products;

•	our ability to accurately forecast demand for our products;

•

our ability to attract and retain our senior management and other highly qualified personnel (in particular, Corey McCann, our President and Chief Executive Officer and Christopher Guiffre, our Chief Financial Officer and Chief Operating Officer);

•	our ability to maintain access for our products via the Apple Store and the Google Play Store;

•	our ability to achieve or maintain profitability;

•	our ability to maintain or obtain patent protection and/or the patent rights relating to our products and our ability to prevent third parties from competing against us;

•	our ability to successfully commercialize our products;

•	our ability to obtain and maintain regulatory authorization for our product candidates, and any related restrictions or limitations of an authorized product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development, authorization and, if authorized, commercialization of our product candidates;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

•	our ability to identify, in-license, or acquire additional product candidates;

•	our ability to successfully protect against security breaches, ransomware attacks, and other disruptions to our information technology structure;

•	the impact of applicable laws and regulations, whether in the United States or foreign countries, and any changes thereof;

•	our ability to successfully compete against other companies developing similar products to our current and future product offerings;

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our financial performance;

•	the effect of COVID-19 on the foregoing; and

•	other factors detailed in the Proxy Statement/Prospectus under the section entitled “Risk Factors,” which is incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference are more fully described under the heading “Risk Factors” in the Proxy statement/Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on the business of the Combined Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Combined Company or to persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Business

The business of THMA prior to the Business Combination is described in the Prospectus Statement/Proxy in the section titled “Information about THMA,” beginning on page 127, which is incorporated herein by reference.

The business of Pear US prior to the Business Combination is described in the Prospectus Statement/Proxy in the section titled “Information about Pear,” beginning on page 157, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Combined Company’s business and operations are set forth in the Prospectus Supplement/Proxy in the section titled “Risk Factors” beginning on page 29, which is incorporated herein by reference.

Properties

The properties of the Combined Company are described in the Proxy Statement/Prospectus in the sections titled “Information about THMA-Facilities” beginning on page 134 and “Information about Pear - Our people, culture, and facilities,” on page 203, which are incorporated herein by reference.

Financial Information

Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of and for the three and nine months ended September 30, 2021 of THMA, and the related notes are included in THMA’s Quarterly Report on Form 10-Q filed on November 5, 2021, and are incorporated herein by reference.

The unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021 and 2020 of Pear US set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles. These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of Pear US as of and for the years ended December 31, 2020 and 2019, and the related notes, included in the Proxy Statement/Prospectus, which are incorporated by reference herein, the section titled “Pear’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein and the section titled “Pear’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Combined Financial information

The unaudited pro forma condensed combined financial information of the Combined Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

THMA Management’s Discussion and Analysis of Financial Condition and Results of Operation

Management’s discussion and analysis of the financial condition and results of operation of THMA for the period December 1, 2020 (inception) to June 30, 2021, is included in the Proxy Statement/Prospectus beginning on page 145 in the section titled “THMA Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.

THMA Management’s discussion and analysis of the financial condition and results of operations as of and for the nine months ended September 30, 2021 is included in THMA’s Quarterly Report on Form 10-Q filed on November 5, 2021, which is incorporated herein by reference.

Pear US’s Management’s Discussion and Analysis of Financial Condition and Results of Operation

Management’s discussion and analysis of the financial condition and results of operation of Pear US for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2019 and 2020 are included in the Proxy Statement/Prospectus beginning on page 212 in the section titled “Pear’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.

Pear US’s Management’s discussion and analysis of the financial condition and results of operations as of and for the nine months ended September 30, 2021 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” we are not required to provide this information.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Pear Class A Common Shares following consummation of the Business Combination by:

•	each person known by the Combined Company to be the beneficial owner of more than 5% of the Pear Class A Common Shares immediately following the consummation of the Business Combination;

•	each of the Combined Company’s executive officers and directors; and

•	all of the Combined Company’s executive officers and directors as a group after the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. Unless otherwise indicated, the Combined Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the Pear Class A Common Shares is based on 137,799,218 Pear Class A Common Shares issued and outstanding as of the Closing Date.

Name of Beneficial Owners (1)	Number of Class A Shares	%
Directors and Executive Officers Combination Company
Corey McCann, M.D., Ph.D (2)(14)	10,829,995	7.9%
Christopher D.T. Guiffre, J.D., M.B.A (3)	783,444	*
Erin K. Brenner (3)	235,779	*
Katherine Jeffery (3)	198,468	*
Yuri Maricich (4)(14)	718,413	*
Ronan O’Brien (3)	371,168	*
Julia Strandberg (3)	455,221	*
Alison Bauerlein	—	—
Jorge Gomez	—	—
Zack Lynch (5)(14)	10,796,035	7.8%
Kirthiga Reddy	—	—

Nancy Schlichting	36,442	*
Andrew Schwab (6)	18,631,771	13.5%

All directors and executive officers as a group (13 individuals)	43,056,736	30.6%
Five Percent Holders (14)
TLS Beta Pte. Ltd. and affiliated funds (7)	26,803,573	19.5%
5AM Ventures IV, L.P. and affiliated funds (8)	18,631,771	13.5%
SVF II Cobbler (DE) LLC (9)	12,100,078	8.8%
Arboretum Ventures IV, L.P. (10)	10,859,050	7.9%
JAZZ Human Performance Technology Fund, L.P. and affiliated funds (11)	10,766,587	7.8%
Kaiser Permanente Group Trust and affiliated entities (12)	8,503,618	6.2%

*	Indicates beneficial ownership less than 1%.
(1)

Unless otherwise noted, the business address of each of the directors and executive officers of the Combined Company is c/o Pear Therapeutics, Inc., 200 State Street, 13th Floor, Boston, Massachusetts 02109.

(2)

Consists of (i) 8,157,565 Pear Class A Common Shares held directly by Corey McCann; (ii) 1,685,913 Pear Class A Common Shares held by The Corey M. McCann Irrevocable Trust of 2021 (the “McCann Irrevocable Trust”), and (iii) 986,517 Pear Class A Common Shares held by The McCann Family Trust (the “McCann Family Trust,” and, together with the McCann Irrevocable Trust, the “McCann Trusts”). Mia E. Moll, the Trustee of the McCann Irrevocable Trust, is the sister of Corey McCann and holds voting and investment control over the shares held by the McCann Irrevocable Trust. Mia E. Moll acts as Investment Advisor and Concord Trust Company, LLC acts as Trustee of the McCann Family Trust; the Trustee acts at the direction of a distribution committee, whose actions over the Pear Class A Common Shares held by the McCann Family Trust are subject to the approval of Corey McCann pursuant to the trust agreement. By virtue of the foregoing, Corey McCann may be deemed to be the beneficial owner of the Pear Class A Common Shares held by each of the McCann Trusts. Dr. McCann disclaims beneficial ownership of the shares of Pear Class A Common Shares held by each of the McCann Trusts, except to the extent of any pecuniary interest therein. The business address of the McCann Irrevocable Trust and Mia E. Moll is c/o Bass, Doherty & Finks, P.C., 1380 Soldiers Field Road, Boston, MA 02135-1023, and the business address of the McCann Family Trust and Cancord Trust Company, LLC is 3 Executive Park Drive, Suite 302, Bedford, NH 03110.

(3)	Consists of options to purchase Pear Class A Common Shares which have vested or which will vest within 60 days of the Closing Date.
(4)	Consists of 73,620 Pear Class A Common Shares and options to purchase up to 644,793 Pear Class A Common Shares which have vested or which will vest within 60 days of the Closing Date.
(5)

Consists of 10,766,587 Pear Class A Common Shares identified in footnote 12 over which Mr. Lynch may be deemed to beneficially own and options to purchase up to 29,448 Pear Class A Common Shares which have vested or which will vest within 60 days of the Closing Date. Mr. Lynch disclaims beneficial ownership of the shares identified in footnote 12 except to the extent of his pecuniary interest therein.

(6)

Consists of 18,631,771 Pear Class A Common Shares identified in footnote 9 over which Mr. Schwab may be deemed to beneficially own. Mr. Schwab disclaims beneficial ownership of the shares identified in footnote 9 except to the extent of his pecuniary interest therein.

(7)

Consists of 24,903,573 Pear Class A Common Shares held by TLS Beta Pte. Ltd. and 1,900,000 Pear Class A Common Shares held by Elbrus Investments Pte. Ltd. Each of TLS Beta Pte. Ltd. and Elbrus Investments Pte. Ltd. is a direct wholly-owned subsidiary of Temasek Life Sciences Private Limited, which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd, which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited. The address of each of the foregoing entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore.

(8)

Consists of 14,648,641 Pear Class A Common Shares held by 5AM Ventures IV, L.P. (“Ventures IV”), as to which Ventures IV has shared voting and dispositive power, 610,361 Pear Class A Common Shares held by 5AM Co-Investors IV, L.P. (“Co-Investors IV”), as to which Co-Investors IV has shared voting and dispositive power and 3,372,769 Pear Class A Common Shares held by 5AM Opportunities I, L.P. (“Opportunities I”), as to which Opportunities I has shared voting and dispositive power. 5AM Partners IV, LLC (“Partners IV”) is the sole general partner of Ventures IV and Co-Investors IV. Dr. John Diekman, Andrew Schwab and Dr. Scott M. Rocklage, are the managing members of Partners IV and, along with Partners IV, have shared voting and investment power over the shares beneficially owned by Ventures IV and Co-Investors IV. Andrew Schwab, one of our directors, is an affiliate of Ventures IV. Each of Partners IV, Dr. Diekman, Mr. Schwab and Dr. Rocklage disclaim beneficial ownership of such shares except to the extent of its or their recurring interest therein. 5AM Opportunities I (GP), LLC is the general partner of Opportunities I and may be deemed to have sole investment and voting power over the shares held by Opportunities I. Andrew Schwab and Dr. Kush Parmar are the managing members of 5AM Opportunities I (GP), LLC, and may be deemed to share voting and dispositive power over the shares held by Opportunities I. The address of all entities affiliated with 5AM Ventures is 501 2nd Street, Suite 350, San Francisco, CA 94107.

(9)

Consists of 12,100,078 Pear Class A Common Shares held by SVF II Cobbler (DE) LLC (“SVF”). SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II AIV (DE) LLC, which is the sole limited partner of SVF. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF. Each of them disclaims any such beneficial ownership. The registered address for each of SVF and SVF II Holdings (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The registered address of SoftBank Vision Fund II-2 L.P. is c/o Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.

(10)

Consists of 10,859,050 Pear Class A Common Shares held by Arboretum Ventures IV, L.P. (“AV IV”). Arboretum Investment Manager IV, LLC (“AIM IV”) is the general partner of AV IV. Jan L. Garfinkle, Timothy B. Petersen and Paul McCreadie are the managing members of AIM IV and share voting and dispositive power with respect to the shares held by AV IV. Ms. Garfinkle and Messrs. Petersen and McCreadie disclaim beneficial ownership of the shares held by AV IV, except to the extent of their pecuniary interest therein. The address of the principal place of business of each of these entities and individuals is 303 Detroit Street, Suite 301, Ann Arbor, Michigan 48104.

(11)

Consists of 9,681,673 Pear Class A Common Shares held by JAZZ Human Performance Technology Fund, L.P. (“Jazz Technology”) and 1,084,914 Pear Class A Common Shares held by JAZZ Human Performance Opportunity Fund, L.P (“Jazz Opportunity”). Jazz Human Performance Technology GP, LLC (“Jazz Technology GP”) is the general partner of Jazz Technology. Andrew Firlik, John Harris, Zack Lynch and John Spinale are the managing members of Jazz Technology GP and share voting and dispositive power with respect to the shares held by Jazz Technology. Each of Messrs. Firlik, Harris, Lynch and Spinale disclaim beneficial ownership of the shares held by Jazz Technology, except to the extent of their pecuniary interest therein. JAZZ Human Performance Opportunity GP, LLC (“Jazz Opportunity GP”) is the general partner of Jazz Opportunity. Andrew Firlik, John Harris, Zack Lynch and John Spinale are the managing directors of Jazz Opportunity GP and share voting and dispositive power with respect to the shares held by Jazz Opportunity. Each of Messrs. Firlik, Harris, Lynch and Spinale disclaim beneficial ownership of the shares held by Jazz Opportunity, except to the extent of their pecuniary interest therein. Mr. Lynch, one of our directors, is an affiliate of Jazz Technology and Jazz Opportunity. The address of the principal place of business of each of these entities and individuals is 548 Market Street, #27799, San Francisco, CA 94104.

(12)

Consists of 5,502,171 Pear Class A Common Shares held by Kaiser Permanente Group Trust (“Kaiser Trust”) and 3,001,447 Pear Class A Common Shares held by Kaiser Foundation Hospitals (“Kaiser Hospitals”). The address for Kaiser Trust and Kaiser Hospitals is One Kaiser Plaza, The Ordway Building, Oakland, California 94612.

(13)	Excludes the contingent right to receive additional Pear Class A Common Shares upon the achievement of certain earn-out targets.

Directors and Executive Officers

The Combined Company’s directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of Pear” beginning on page 205, which is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Combined Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Post-Combination Company Following the Business Combination - Independence,” on page 238, which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the independence of the Combined Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Post-Combination Company Following the Business Combination - Committees of the Post-Combination Company Board,” beginning on page 238, which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of THMA before the consummation of the Business Combination and the named executive officers of the Combined Company after the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Pear,” beginning on page 242, which is incorporated herein by reference.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan” and “Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan,” which is incorporated herein by reference.

Director Compensation

On December 3, 2021, the Combined Company’s policy regarding compensation for the non-employee directors serving on the Board (the “Non-Employee Director Compensation Policy”) became effective. Pursuant to the Non-Employee Director Compensation Policy, non-employee directors serving on the Board will be entitled to cash and equity compensation as detailed in the Proxy Statement/Prospectus in the section titled “Non-Employee Director Compensation Policy” on page 248, which is incorporated herein by reference, and as further described in the Non-Employee Director Compensation Policy, a copy of which is attached hereto as Exhibit 10.19 and is incorporated herein by reference.

A description of the compensation of the directors of THMA before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus titled “Executive Compensation of Pear-Director Compensation,” beginning on page 247, which is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions-Post-Combination Company” beginning on page 326, and such descriptions are incorporated herein by reference.

See Item 1.01 indemnification agreements disclosed above related to certain investors under the heading Indemnification Agreements.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about THMA - Legal Proceedings” on page 134 and “Information about Pear - Legal Proceedings” on page 204, which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

THMA’s Class A Common Shares, units, and Public Warrants historically traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “THMA,” “THMA.U” and “THMA.W”, respectively. The Pear Class A Common Shares and Warrants began trading on Nasdaq under the new trading symbols “PEAR” and “PEAR.W,” respectively, on December 6, 2021.

As of the Closing Date and following the completion of the Business Combination, the Combined Company had 137,799,218 Pear Class A Common Shares issued and outstanding and 14,212,945 Warrants outstanding held.

Dividends

The Combined Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be within the discretion of the Board and will depend on the Combined Company’s revenues and earnings, if any, capital requirements and general financial condition. The Combined Company’s ability to declare dividends may also be limited by certain restrictive covenants pursuant to any debt financing agreements.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Combined Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Combined Company’s securities is included in the Proxy Statement/Prospectus in the section titled “Description of Capital Stock of the Post-Combination Company” beginning on page 320, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Combined Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Post-Combination Company Following the Business Combination-Limitation on Liability and Indemnification of Officer and Directors” on page 241 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

The information set forth in the “Introductory Note - PIPE Investment” and “-Forward Purchase Agreement” above is incorporated into this Item 3.02 by reference.

The shares issued by the Combined Company to the PIPE Investors and the Anchor Investor on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended (the Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

In connection with the consummation of the Business Combination, THMA changed its name to “Pear Therapeutics, Inc.” and adopted an amended and restated certificate of incorporation and a second amended and restated by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Proposed Charter Amendment,” “Proposal Number 2 - The Charter Approval Proposal” and “Comparison of Stockholders’ Rights,” beginning on pages 14, 105, and 303, respectively which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report on Form 8-K under the heading “Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Combined Company’s amended and restated certificate of incorporation and by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Exchange Act, the Combined Company is the successor issuer to THMA and has succeeded to the attributes of THMA as the registrant. In addition, the shares of common stock of the Combined Company, as the successor to THMA, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01.	Change in Registrant’s Certifying Accountant

(a)	Dismissal of independent registered public accounting firm

On December 3, 2021, the audit committee (the “Audit Committee”) of the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Combined Company’s independent registered public accounting firm to audit the Combined Company’s consolidated financial statements as of and for the year ended December 31, 2021. Marcum LLP (“Marcum”) served as independent registered public accounting firm of THMA prior to the Business Combination. Accordingly, Marcum was informed that they have been dismissed as the Combined Company’s independent registered public accounting firm.

The report of Marcum on THMA’s balance sheet as of December 31, 2020, the statements of operations, changes in stockholders’ equity and cash flows for the period from December 1, 2020 (THMA inception) to December 31, 2020, and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. However, the opinion was modified as management of THMA concluded that THMA has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about THMA’s ability to continue as a going concern.

During the period from December 1, 2020 (THMA inception) to December 31, 2020, and the subsequent interim period through December 3, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between the Combined Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on THMA’s financial statements for such period.

During the period from December 1, 2020 (THMA inception) to September 30, 2021, and the subsequent interim period through December 3, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of THMA concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective solely as a result of the restatement of its financial statements as of and for such periods in light of the SEC Staff Statement dated April 12, 2021, which required THMA to reclassify the outstanding warrants as liabilities on its balance sheet. Based on the foregoing, it was determined that THMA had a material weakness as of March 31, 2021 relating to its internal controls over financial reporting, and such material weakness had not yet been remediated for the quarter and nine months ended September 30, 2021.

The Combined Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Combined Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Combined Company set forth above. A copy of Marcum’s letter, dated December 3, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Disclosures regarding the new independent auditor

As described above, on December 3, 2021, the Audit Committee approved the engagement of Deloitte as the Combined Company’s independent registered public accounting firm to audit the Combined Company’s consolidated financial statements as of and for the year ended December 31, 2021. Deloitte served as the independent registered public accounting firm of Pear US prior to the Business Combination. During the period from December 1, 2020 (inception) to December 31, 2020, and the subsequent interim period through December 3, 2021, THMA did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on THMA’s financial statements, and neither a written report nor oral advice was provided to the Combined Company that Deloitte concluded was an important factor considered by the Combined Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 5.01.	Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1-The Business Combination Proposal.” The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Reference is made to the disclosure described in the Proxy Statement/Prospectus titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 237 for biographical information about each of the directors and officers, which is incorporated herein by reference.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement - Indemnification Agreement,” “-Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan” and “-Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the Special Meeting, the THMA stockholders considered and approved, among other things, Proposal No. 2 - The Charter Approval Proposal (the “Charter Proposal”), which is described in greater detail in the Proxy Statement/Prospectus beginning on page 105 of the Proxy Statement/Prospectus.

The Second Amended and Restated Certificate of Incorporation of the Combined Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on December 3, 2021, includes the amendments proposed by the Charter Proposal.

On June 21, 2021, the Board approved and adopted the Amended and Restated By-laws of the Combined Company (the “Bylaws”), which became effective as of the Effective Time. Copies of the Certificate of Incorporation and the By-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Combined Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of Capital Stock of the Post-Combination Company” beginning on page 320 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Closing, the Board approved and adopted a new Code of Ethics applicable to our directors, officers, and employees. A copy of the Code of Ethics can be found in the investor relations section of the Combined Company’s website at www.peartherapeutics.com.

Item 5.06.	Change in Shell Company Status

As a result of the Business Combination, the Combined Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination” and “The Business Combination Agreement” beginning on pages 249 and 276, respectively, of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2021, the Combined Company issued a press release announcing the closing of the Merger. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The consolidated financial statements of Pear US as of and for the years ended December 31, 2020 and 2019 included in the Proxy Statement/Prospectus beginning on page F-38 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Pear US for the nine months ended September 30, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated by reference.

(b)	Pro Forma financial information.

The unaudited pro forma condensed combined financial information of the Combined Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020, is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1	Business Combination Agreement, dated as of June 21, 2021, by and among Thimble Point Acquisition Corp., Oz Merger Sub Inc. and Pear Therapeutics, Inc. *	8-K	001-39969	2.1	June 22, 2021

3.1	Second Amended and Restated Certificate of Incorporation of Thimble Point Acquisition Corp.

3.2	Amended and Restated Bylaws of Pear Therapeutics, Inc.

4.1	Specimen Class A Common Stock Certificate*	S-1	333-252150	4.2	January 15, 2021

4.2	Specimen Warrant Certificate*	S-1	333-252150	4.3	January 15, 2021

4.3	Warrant Agreement, dated February 1, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent*	8-K	001-39969	4.1	February 4, 2021

10.1	Amended and Restated Registration Rights Agreement

10.2	First Amendment to Forward Purchase Agreement, dated as of June 21, 2021, by and among Thimble Point Acquisition Corp. and KLP SPAC 1 LLC*	8-K	001-39969	10.6	June 22, 2021

10.3	Second Amendment to Forward Purchase Agreement, dated as of November 14, 2021*	8-K	001-39969	10.1	November 15, 2021

10.4	Sponsor Support Agreement, dated as of June 21, 2021, by and among LJ10 LLC, Thimble Point Acquisition Corp., Pear Therapeutics, Inc. and certain other parties thereto*	8-K	001-39969	10.1	June 22, 2021

10.5	Amendment to the Sponsor Support Agreement, dated as of November 14, 2021*	8-K	001-39969	10.2	November 15, 2021

10.6	Form of Company Stockholder Support Agreement by and among Thimble Point Acquisition Corp., Pear Therapeutics, Inc. and the stockholder of Pear Therapeutics, Inc. identified on the signature page thereto*	8-K	001-39969	10.2	June 22, 2021

10.7	Form of Subscription Agreement by and among Thimble Point Acquisition Corp., Pear Therapeutics, Inc. and the investor identified on the signature page thereto*	8-K	001-39969	10.4	June 22, 2021

10.8	Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.9	Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan

10.10	Form of Incentive Stock Option Agreement under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.11	Form of Restricted Stock Award Agreement under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.12	Form of Restricted Stock Unit Award Agreement under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.13	Form of Rollover Incentive Stock Option Agreement under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.14	Form of Non-Qualified Stock Option Agreement Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.15	Form of Rollover Non-Qualified Stock Option Agreement Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan

10.16	Form of Indemnification Agreement*	S-4/A	001-39969	10.19	October 25, 2021

10.17	Form of Stockholder Lock-Up Agreement by and among the Registrant, Pear Therapeutics, Inc. and the stockholder of Pear Therapeutics, Inc. identified on the signature page thereto*	8-K	001-39969	10.3	June 22, 2021

10.18	Form of PIPE Lock-Up Agreement*	8-K	001-39969	99.1	November 15, 2021

10.19	Non-Employee Director Compensation Policy

10.20	Office Lease, dated as of April 10, 2018, by and between Pear Therapeutics, Inc. and CA-Mission Street Limited Partnership*	S-4/A	001-39969	10.20	October 25, 2021

10.21	First Amendment to Lease, dated as of July 5, 2019, by and between Pear Therapeutics, Inc. and CA Mission Street Limited Partnership*	S-4/A	001-39969	10.21	October 25, 2021

10.22	Office Lease, dated as of May 11, 2018, by and between Pear Therapeutics, Inc. and GLL 200 State Street, L.P.*	S-4/A	001-39969	10.22	October 25, 2021

10.23	First Amendment to Office Lease Agreement, dated as of January 17, 2020, by and between Pear Therapeutics, Inc. and CP 200 State LLC as successor-in-interest to GLL 200 State Street, L.P.*	S-4/A	001-39969	10.23	October 25, 2021

10.24	Credit Agreement and Guaranty, dated as of June 30, 2020, by and between Pear Therapeutics, Inc., Perceptive Credit Holdings III, LP and the other parties thereto*	S-4/A	001-39969	10.24	October 25, 2021

10.25	Security Agreement, dated as of June 30, 2020, by and between Pear Therapeutics, Inc., Perceptive Credit Holdings III, LP and the other parties thereto*	S-4/A	001-39969	10.28	October 25, 2021

10.26	Second Amendment to Credit Agreement, dated as of December 3, 2021, by and among Pear Therapeutics, Inc., Perceptive Credit Holdings III, LP and the other parties thereto+

10.27	Contribution and License Agreement for Pharmaceutical FOU, dated as of February 13, 2015, by and between Pear Therapeutics, Inc. and The Invention Science Fund I, L.L.C.+*	S-4/A	001-39969	10.31	October 25, 2021

10.28	First Amendment to Contribution and License Agreement for Pharmaceutical FOU, dated as of February 28, 2018, by and between Pear Therapeutics, Inc. and The Invention Science Fund I, L.L.C.+*	S-4/A	001-39969	10.32	October 25, 2021

10.29	Second Amended and Restated Software License Agreement, dated as of July 1, 2021, by and between Pear Therapeutics, Inc. and Red 5 Group, LLC+*	S-4/A	001-39969	10.33	October 25, 2021

10.30	Assignment, License & Services Agreement, dated as of March 24, 2018, by and between Pear Therapeutics, Inc. and BeHealth Solutions, LLC+*	S-4/A	001-39969	10.34	October 25, 2021

10.31	Form of Indemnification Agreement entered into by Andrew Schwab and Zack Lynch

10.32	Forward Purchase Agreement Assignment dated as of December 2, 2021

16.1	Letter from Marcum LLC to the SEC

21.1	List of Subsidiaries

99.1	Unaudited condensed financial statements of Pear US for the three and nine months ended September 30, 2021 and 2020.

99.2	Unaudited pro forma condensed consolidated combined financial information for the three and nine month ended September 30, 2021, and for the year ended December 31, 2020.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Pear for the nine months ended September 30, 2021.

99.4	Press Release dated December 3, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Previously Filed
**

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

+	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAR THERAPEUTICS, INC.

By:	/s/ Christopher Guiffre
Name:	Christopher D.T. Guiffre, J.D., M.B.A.
Title:	Chief Financial Officer

Date: December 7, 2021